EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-8316 on Forms S-8 and S-3, Registration Statement No. 333-0083 and Amendment Nos. 1, 2 and 3 thereto, on Form S-3, Registration Statements Nos. 333-48023 and 333-47835 on Form S-3, Registration Statements Nos. 333-33147 and 333-11779 and Amendment No. 1 thereto on Form S-3 and Registration Statements Nos. 33-20226, 33-23699, 33-33571, 33-41330, 33-81914 and 333-04041 on Form S-8 of our report dated February 26, 1998 appearing in this Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 31, 1998.


San Jose, California
April 29, 1998